ADDENDUM #2 TO EMPLOYMENT AGREEMENT

OF

PAUL BRANAGAN

        This Addendum to the Employment Agreement between Petrol Oil and Gas Inc., a Nevada Corporation ("Employer") and Paul Branagan ("Executive") in entered into this 20th day of April, 2004.

        WHEREAS, Employer and Executive entered into an Employment Agreement effective August 20, 2002, and

        WHEREAS, Employer and Executive amended the Employment Agreement on November 20, 2003 to add a royalty provision, and

        WHEREAS, Employer and Executive now desire to amend the Employment Agreement's royalty provision.

        NOW THEREFORE, the Employment agreement is amended as follows:

1. Executive shall receive a 1/100 Over Riding Royalty on production from any wells completed on Employer leased acreage.

2. The term of the payment of the Over Riding Royalty shall be in perpetuity

3. The Term "Over Riding Royalty" shall be defined as a fractional interest in the gross production of oil and gas, in addition to the usual royalties paid to any lessor.

        IN WITNESS WHEREOF, the parties hereto have executed this Addendum to Employment Agreement the day and year first above written.

PETROL OIL AND GAS, INC.	EXECUTIVE:
A Nevada Corporation ("Employer")

By /S/Paul Branagan	/S/Paul Branagan
PAUL BRANAGAN, President	PAUL BRANAGAN